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                                   Exhibit 11


Statement re:  computation of per share earnings
------------------------------------------------



                                                   Thirteen Weeks Ended
                                                  ----------------------
                                              Dec 29,                 Dec 31,
                                               1996                    1995
                                            ----------              ----------
Weighted average shares outstanding         12,202,097              13,225,612
Common Stock equivalents:
  Stock options                                 77,308                  89,351
                                           -----------             -----------
                                            12,279,405              13,314,963
                                           ===========             ===========

     Net Income                            $ 1,092,000             $   545,000
                                           ===========             ===========


EARNINGS PER COMMON SHARE                  $       .09             $       .04
                                           ===========             ===========







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